Exhibit 23.2

Deloitte Touche Tohmatsu

ABN 74 490 121 060

Woodside Plaza

Level 14

240 St Georges Terrace

Perth WA 6000

GPO Box A46

Perth WA 6837 Australia

DX 206

Tel: +61 (0) 8 9365 7000

Fax: +61 (0) 8 9365 7001

www.deloitte.com.au

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-160688) by TransAtlantic Petroleum Ltd. of our report dated 13 May 2009, relating to the consolidated financial statements of Incremental Petroleum Limited, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

DELOITTE TOUCHE TOHMATSU

29 April 2010